EXHIBIT 23


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (No. 333-177123) on Form S-3 of Synergy Resources Corporation of our report dated November 11, 2011, with respect to the financial statements as of and for each of the years ended August 31, 2011 and 2010, which report appears in the August 31, 2011 annual report on Form 10-K of Synergy Resources Corporation.

/s/ Ehrhardt Keefe Steiner & Hottman PC

November 11, 2011
Denver, Colorado

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